SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                          FORM 8-K



                      CURRENT REPORT
           Pursuant to section 13 of 15(d) of the Securities
                    Exchange Act of 1934


          Date of Report (Date of earliest event reported):
                       April 27, 1999



                   Network Six, Inc.
   (Exact name of registrant as specified in its charter)

               Commission File No. 0-21038

    Rhode Island                         05-036-6090
(State or other jurisdiction of       (I.R.S. Employer
                                      Identification No.)
  incorporation or organization)


         475 Kilvert Street, Warwick, Rhode Island  02886
  (Address of principal executive offices, including zip code)

                      (401) 732-9000
      (Registrant's telephone number, including area code)

Item 5. Other Events

           The April 27, 1999 Press Release of the Registrant attached hereto as EXHIBIT 99 is incorporated herein by reference.

Item 7 (c)    Exhibits

99   Press Release, dated April 27,1999, of Network Six, Inc.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               Network Six, Inc.
                            -----------------------
                               (Registrant)

Date:  April 27, 1999         By: /s/ Dorothy M. Cipolla
                                      Dorothy M. Cipolla
                                      Chief Financial Officer
Network Six, Inc.
Current Report on Form 8-K
Dated April 27, 1999

Exhibit Index

Exhibit
   No.                                        Exhibits

99 Press Release dated April 27, 1999
                                             EXHIBIT 99

NETWORK SIX REPORTS RISE IN FIRST QUARTER EARNINGS AND REVENUES






Kenneth C. Kirsch, President and CEO
Or
Dorothy M. Cipolla, CFO and Treasurer
April 27, 1999


Warwick, RI: Network Six, Inc. reported contract revenue earned for the quarter ending March 31, 1999 of $2,688,400, up 21%, or $466,782, from
$2,221,618 the same period a year ago. Net income was $257,198, or $.23 per share, up 83%, or $116,733, from the same period a year ago when it reported net income of $140,465, or $.08 per share.

Kenneth C. Kirsch, President and CEO commented, "We had an excellent first quarter. Our growth in revenues from the same period a year ago was primarily due to increased work related to welfare reform for the State of Rhode Island. We also increased our private sector systems development work and information technology consulting activities. We are very pleased with the progress of our marketing and new business development initiatives."

Dorothy Cipolla, CFO and Treasurer commented, "Gross profit, as a percentage of contract revenue earned, improved to 41%, compared to 35% a year ago. Net income, as a percentage of contract revenue earned, improved to 9.6 % compared to 6.3% a year earlier. We continue to operate the Company on cash flows from operations. This quarter marks our eight consecutive quarter of profitability."

**************************************************************************
Network Six is a full service systems integrator, providing information technology solutions that enable its customers to become more effective and efficient. Network Six's services include strategic planning, management consulting, network design, network and application implementation, training, outsourcing, maintenance and support. Network Six's stock is traded on the NASDAQ SmallCap Market under the symbol NWSS. Its website is http://www.networksix.com.

This report contains forward-looking statements reflecting the Company's expectations or beliefs concerning future events that could materially affect Company performance in the future. All forward-looking statements are subject to the risks and uncertainties inherent with predictions and forecasts. Please refer to the company's forthcoming 10K for December 31, 1998 or 10Q's for March 31, June 30, 1998 or September 30, 1998 for more discussion and information.

The following is a recap of Network Six's operating results and balance sheet:

                                Network Six, Inc.
                         Condensed Statements of Income
                                 (Unaudited)

                                               Three months      Three months
                                               ended 3/31/99     ended 3/31/98
                                               -------------     -------------
Contract revenue earned                            2,688,400        2,221,618
Cost of revenue earned                             1,574,522        1,446,656
                                                ------------      ------------
     Gross profit                                  1,113,878          774,962

Selling, general & administrative expenses           661,920          557,824
                                                ------------      ------------
     Income from operations                          451,958          217,138

Other deductions (income)
     Interest expense                                 29,956           29,187
     Interest earned                                 (13,927)         (50,124)
                                                ------------      ------------
          Income before income taxes                 435,929          238,075

Income taxes                                         178,731           97,610
                                                ------------      ------------
Net income                                           257,198          140,465
                                               =============     =============
Net income per share:
Basic                                                   0.23             0.08
                                               =============     =============
Diluted                                                 0.23             0.08
                                               =============     =============
Shares used in computing net income per share:
Basic                                                774,975          749,503
                                               =============     =============
Diluted                                              774,975          749,503
                                               =============     =============
Preferred dividends declared                          78,596           83,219
                                               =============     =============

                                Network Six, Inc.
                           Condensed Balance Sheets

                                               Mar. 31, 1999    Dec. 31, 1998
Assets                                           (unaudited)
Current assets:                                 ------------     ------------
 Cash                                         $    1,331,204    $   1,442,035
 Contract receivables, less allowance for
   doubtful accounts of $69,175 at March 31,
   1999 and December 31, 1998                      1,431,149        1,966,788
 Costs and estimated earnings in excess of
   billings on contract                            1,371,005        1,220,253
 Other current assets                                130,365          112,433
                                                ------------     ------------
     Total current assets                          4,263,723        4,741,509


Property and equipment
  Computers and equipment                            599,555          590,527
  Furniture and fixtures                             162,687          163,532
  Leasehold improvements                              20,191           20,191
                                                ------------     ------------
                                                     782,433          774,250
Less: accum. depreciation and amortization           593,446          602,033
                                                ------------     ------------
       Net property and equipment                    188,987          172,217

Deferred taxes                                        37,097           37,097

Contract receivables and costs in excess
   of billings on Hawaii contract                  3,459,382        3,459,382
Other assets                                         277,220          290,577
                                                ------------     ------------
                                              $    8,226,409    $   8,700,782
                                                 ===========      ===========

                                              Mar. 31, 1999     Dec. 31, 1998
                                                (unaudited)
Liabilities and Stockholders' Equity           ------------     ------------
Current liabilities:
  Notes payable to bank                                    -                -
  Current installment of obligations
     under capital leases                     $       83,582   $       89,483
  Current portion of long-term debt:
    Vendors                                          200,000          200,000
    Others                                            88,835           91,997
  Accounts payable                                   121,441           58,456
  Accrued salaries and benefits                      422,535          579,320
  Accrued subcontractor expense                       27,380           24,950
  Other accrued expenses                             296,236          320,982
  Billings in excess of costs and
     estimated earnings on contracts                 357,871          341,572
  Income taxes payable                               126,011          780,066
  Deferred taxes                                      42,491           42,491
  Preferred stock dividends payable                  874,588          795,992
                                                ------------     ------------
    Total current liabilities                      2,640,970        3,325,309

Obligations under capital leases,
    excluding current installments                    29,958           38,090
Long-term debt, less current portion:
    Vendors                                          542,239          542,239
    Others                                           390,310          409,778
Hawaii Payable                                       576,483          576,483
                                                ------------     ------------
     Total Liabilities                             4,179,960        4,891,899
Stockholders' equity:
  Series A convertible preferred stock,
    $3.50 par value. Authorized 857,142.85
    shares; issued and outstanding 714,285.71
    shares at March 31, 1999 and December 31,
    1998; liquidation of $3.50 per share
    plus unpaid and accumulated dividends          2,235,674        2,235,674
  Common stock, $.10 par value. Authorized
    4,000,000 shares; issued 780,156 shares
    at March 31, 1999 and 764,663 at
    December 31, 1998                                 78,016           76,466
Additional paid-in capital                         1,853,698
1,796,284Retained earnings (accumulated deficit)    (120,939)        (299,541)
                                                ------------     ------------
     Total stockholders' equity                    4,046,449        3,808,883
                                                ------------     ------------
     Total Liabilities & Stockholders' Equity $    8,226,409   $    8,700,782
                                                 ===========      ===========
